                                               Registration No. 333-____________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        CSG SYSTEMS INTERNATIONAL, INC.
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Delaware                               47-0783182
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    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification No.)

         7887 East Belleview Ave., Suite 1000, Englewood, CO  80111
        -----------------------------------------------------------------
        (Address of Principal Executive Offices)           (Zip Code)


                        CSG Systems International, Inc.
                           2001 Stock Incentive Plan
                   ------------------------------------------
                           (Full title of the plan)


                Joseph T. Ruble, General Counsel and Secretary
                        CSG Systems International, Inc.
           7887 East Belleview Ave., Suite 1000, Englewood, CO 80111
           ---------------------------------------------------------
                    (Name and address of agent for service)


                                (303) 796-2850
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                               Howard J. Kaslow
                        8712 West Dodge Road, Suite 300
                             Omaha, NE 68114-3419

                         Calculation of Registration Fee

                                            Proposed maximum  Proposed maximum
    Title of securities    Amount to be      offering price  aggregate offering      Amount of
     to be registered       registered         per share           price          registration fee
     ----------------       ----------       --------------   ----------------    -----------------
    Common Stock, par     2,500,000 shares     $35.655 (1)      $89,137,500 (2)         $8,201
    value $0.01 per share

(1) Estimated solely for purposes of calculating the registration fee. The price per share is based upon the average of the high and low prices of the registrant's Common Stock on January 24, 2002, on the NASDAQ National Market.

(2) The aggregate offering price is based upon the proposed maximum offering price per share for the shares being registered.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference
---------------------------------------

           The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

           (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

           (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

           (c) The description of the class of securities being offered contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Interests of Legal Counsel
--------------------------

           A member of the firm of Abrahams Kaslow & Cassman LLP, legal counsel to the registrant with respect to this registration statement, is the general partner of a limited partnership which owns 60,504 shares of the registrant's Common Stock.

Indemnification of Directors and Officers.
-----------------------------------------

           Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees, and agents. Consistent therewith, the registrant's By-Laws require the registrant, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its directors and officers against expenses (including but not limited to attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any proceeding to which such director or officer was, is, or may be a party by reason of the fact that such person is or was a director, officer, employee, or agent of the registrant. For purposes of this provision, a "director" or "officer" of the registrant includes any person (i) who is or was a director or officer of the registrant, (ii) who is or was serving at the request of the registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or (iii) who was a director or officer of a corporation that was a predecessor corporation of the registrant or of another enterprise at the request of such predecessor corporation. The registrant may, to the extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its employees and agents (other than directors and officers) against expenses (including but not limited to attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any proceeding to which such person was, is, or may be a party by reason of the fact that such person is or was an employee or agent of the registrant. For purposes of this provision, an "employee" or "agent" of the registrant (other than a director or officer) includes any person (i) who is or was an employee or agent of the registrant, (ii) who is or was serving at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the registrant or of another enterprise at the request of such predecessor corporation.

           The registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

           The registrant has entered into separate indemnification agreements with each of its directors (certain of whom are executive officers of the registrant) pursuant to which the registrant has agreed, among other things, and subject to certain limited exceptions (i) to indemnify them to the fullest extent permitted by law against any claims and expenses incurred in connection therewith arising out of any event or occurrence relating to their status as director, officer, employee, agent, or fiduciary of the Company or of any other entity as to which they served at the request of the registrant or by reason of any action or inaction while serving in such capacity and (ii) to advance any such expenses no later than five days after demand.

           Under a registration rights agreement between the registrant and certain of its stockholders, the registrant agreed to indemnify each stockholder selling his, her, or its shares thereunder in connection with any expenses, losses, claims, damages, or liabilities arising out of certain acts or omissions of the registrant.

Undertakings
------------

           (a)   The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on January 29, 2002.

                                    CSG SYSTEMS INTERNATIONAL, INC.

                                    By:     /s/ Neal C. Hansen
                                        ---------------------------------------
                                          Neal C. Hansen, Chairman of
                                          the Board and Chief Executive
                                          Officer (Principal Executive
                                          Officer)

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of CSG Systems International, Inc., hereby severally and individually constitute and appoint Neal C. Hansen, John P. Pogge, Joseph T. Ruble, and Peter Kalan, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Name                                   Title                                     Date
            ----                                   -----                                     ----
   /s/ Neal C. Hansen                   Chairman of the Board, Chief                   January 29, 2002
------------------------------          Executive Officer and Director
         Neal C. Hansen                 (Principal Executive Officer)


   /s/ John P. Pogge                    President and Director                         January 29, 2002
------------------------------
         John P. Pogge

   /s/ Peter Kalan                      Chief Financial Officer                        January 29, 2002
-----------------------------
         Peter Kalan

   /s/ Randy Wiese                      Controller (Principal Accounting Officer)      January 29, 2002
-----------------------------
         Randy Wiese

   /s/ George F. Haddix                 Director                                       January 29, 2002
-----------------------------
         George F. Haddix

   /s/ Royce J. Holland                 Director                                       January 29, 2002
-----------------------------
         Royce J. Holland

   /s/ Janice Obuchowski                Director                                       January 29, 2002
-----------------------------
         Janice Obuchowski

   /s/ Bernard W. Reznicek              Director                                       January 29, 2002
-----------------------------
         Bernard W. Reznicek

   /s/ Frank V. Sica                    Director                                       January 29, 2002
----------------------------
         Frank V. Sica

   /s/ Donald V. Smith                  Director                                       January 29, 2002
----------------------------
         Donald V. Smith

                        CSG SYSTEMS INTERNATIONAL, INC.
                                   FORM S-8



                                 EXHIBIT INDEX
                                 -------------


                  Exhibit No.                Description
                  -----------                -----------

                       5               Opinion of Legal Counsel
                      23               Consent of Arthur Andersen LLP